   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999


                                                      REGISTRATION NO. 333-86691

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                       DITECH COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          3661                  94-2935531
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                               ------------------
                            825 E. MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                                 (650) 623-1300

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                             TIMOTHY K. MONTGOMERY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            825 E. MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                                 (650) 623-1300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:

          ANDREI M. MANOLIU
            BRETT D. WHITE                              NEIL WOLFF
          COOLEY GODWARD LLP                 WILSON SONSINI GOODRICH & ROSATI
        FIVE PALO ALTO SQUARE                    PROFESSIONAL CORPORATION
         3000 EL CAMINO REAL                        650 PAGE MILL ROAD
       PALO ALTO, CA 94306-2155                    PALO ALTO, CA 94304
            (650) 843-5000                            (650) 493-9300

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                               ------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.


EXHIBIT
 NUMBER      DESCRIPTION OF DOCUMENT
-----------  -----------------------------------------------------------------------------------------------------
      1.1    Form of Underwriting Agreement.
      3.1 ** Amended and Restated Certificate of Incorporation of the Registrant, filed June 14, 1999.
      3.2 ** Bylaws of the Registrant.
      4.1 ** Reference is made to Exhibits 3.1 and 3.2.
      4.2 *  Specimen Stock Certificate.
      4.3 *  Amended and Restated Registration Agreement, dated March 19, 1999, between Ditech and certain investors.
      5.1    Opinion of Cooley Godward LLP.
     10.1 *  Lease Agreement, dated August 31, 1998, between Ditech and Lincoln-Whitehall Pacific, LLC, as amended
             January 25, 1999.
     10.2 *  1997 Ditech Stock Option Plan.
     10.3 *  1998 Amended and Restated Ditech Stock Option Plan.
     10.4 *  1999 Employee Stock Purchase Plan.
     10.5 *  1999 Non-Employee Directors' Stock Option Plan.
     10.6 *  Employment Agreement, dated September 1998, between Ditech and Timothy Montgomery.
     10.7 *  Employment Agreement, dated September 14, 1998, between Ditech and Pong Lim.
     10.8 *  Employment Agreement, dated November 4, 1998, between Ditech and Toni Bellin.
     10.9 *  Credit Agreement, dated August 20, 1997, between Ditech and BankBoston, N.A.
     10.10*  First Amendment to the Credit Agreement, dated August 13, 1998, between Ditech and BankBoston, N.A.
     10.11*  Second Amendment to the Credit Agreement, dated December 18, 1998, between Ditech and BankBoston,
             N.A.
     10.11.1** Third Amendment to Credit Agreement, dated August 13, 1999, between Ditech and BankBoston, N.A.
     10.12*  Security Agreement, dated August 20, 1997, between Ditech and BankBoston, N.A.
     10.13*  Intellectual Property Security Agreement, dated August 20, 1997, between Ditech and BankBoston, N.A.
     10.14*  Master Amendment and Lease Schedule, dated December 15, 1998, between Ditech and BancBoston Leasing
             Inc.
     10.15+* Invention Purchase Agreement, dated November 15, 1998, between Ditech and Telinnovation.
     10.16*  Form of Indemnity Agreement to be entered between Ditech and its executive officers and directors.
     10.17*  Employment Agreement dated April 27, 1999, between Ditech and Marc Schwager.
     10.18*  Stock Purchase Agreement, dated as of September 15, 1997 between Ditech and William Hasler.
     10.19*  Form of option agreement under the 1997 Stock Option Plan.
     10.20*  Form of option agreement under the 1998 Stock Option Plan.

EXHIBIT
 NUMBER      DESCRIPTION OF DOCUMENT
-----------  -----------------------------------------------------------------------------------------------------
     10.21++ Patent License Agreement, dated as of August 13, 1999, between Ditech and Antec Corporation.
     16.1 *  Letter re: change in certifying accountant.
     23.1    Consent of PricewaterhouseCoopers LLP.
     23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
     24.1 ** Power of Attorney (See page II-5).
     27.1 ** Financial Data Schedule.


------------------------

* Incorporated by reference from the exhibits with corresponding numbers from the Registrant's Registration Statement (No. 333-75063), declared effective on June 9, 1999.


** Previously filed


+ Confidential treatment has been granted as to a portion of this exhibit pursuant to Rule 406 under the Securities Act. The confidential portion of such exhibit has been omitted and filed separately with the Commission.


++ Incorporated by reference from the exhibit with the corresponding number from the Registrant's Quarterly Report on Form 10-Q for the quarter ending July 31, 1999. Confidential treatment has been requested for a portion of this exhibit.



(B) FINANCIAL STATEMENT SCHEDULES.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Registrant has caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Santa Clara, State of California, on the 17th day of September, 1999.



                                DITECH COMMUNICATIONS CORPORATION

                                By:                      *
                                     -----------------------------------------
                                               Timothy K. Montgomery
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
              *                   Officer and Director
------------------------------    (principal executive      September 17, 1999
    Timothy K. Montgomery         officer)

    /s/ WILLIAM J. TAMBLYN      Chief Financial Officer
------------------------------    (principal financial and  September 17, 1999
      William J. Tamblyn          accounting officer)

              *
------------------------------  Chairman of the Board of    September 17, 1999
         Pong C. Lim              Directors

              *
------------------------------  Director                    September 17, 1999
       Gregory M. Avis

              *
------------------------------  Director                    September 17, 1999
        Peter Y. Chung

              *
------------------------------  Director                    September 17, 1999
      William A. Hasler

              *
------------------------------  Director                    September 17, 1999
       Kenneth E. Jones

              *
------------------------------  Director                    September 17, 1999
       George J. Turner



*By:   /s/ WILLIAM J. TAMBLYN
      -------------------------
         William J. Tamblyn
          Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER      DESCRIPTION OF DOCUMENT
-----------  ----------------------------------------------------------------------------------------------------
      1.1    Form of Underwriting Agreement.

      3.1 ** Amended and Restated Certificate of Incorporation of the Registrant, filed June 14, 1999.

      3.2 ** Bylaws of the Registrant.

      4.1 ** Reference is made to Exhibits 3.1 and 3.2.

      4.2 *  Specimen Stock Certificate.

      4.3 *  Amended and Restated Registration Agreement, dated March 19, 1999, between Ditech and certain investors.

      5.1    Opinion of Cooley Godward LLP.

     10.1 *  Lease Agreement, dated August 31, 1998, between Ditech and Lincoln-Whitehall Pacific, LLC, as amended January 25, 1999.

     10.2 *  1997 Ditech Stock Option Plan.

     10.3 *  1998 Amended and Restated Ditech Stock Option Plan.

     10.4 *  1999 Employee Stock Purchase Plan.

     10.5 *  1999 Non-Employee Directors' Stock Option Plan.

     10.6 *  Employment Agreement, dated September 1998, between Ditech and Timothy
             Montgomery.

     10.7 *  Employment Agreement, dated September 14, 1998, between Ditech and Pong Lim.

     10.8 *  Employment Agreement, dated November 4, 1998, between Ditech and Toni Bellin.

     10.9 *  Credit Agreement, dated August 20, 1997, between Ditech and BankBoston, N.A.

     10.10*  First Amendment to the Credit Agreement, dated August 13, 1998, between Ditech and BankBoston, N.A.

     10.11*  Second Amendment to the Credit Agreement, dated December 18, 1998, between Ditech and BankBoston,
             N.A.

     10.11.1** Third Amendment to Credit Agreement, dated August 13, 1999, between Ditech and BankBoston, N.A.

     10.12*  Security Agreement, dated August 20, 1997, between Ditech and BankBoston, N.A.

     10.13*  Intellectual Property Security Agreement, dated August 20, 1997, between Ditech and BankBoston, N.A.

     10.14*  Master Amendment and Lease Schedule, dated December 15, 1998, between Ditech and BancBoston Leasing
             Inc.

     10.15+* Invention Purchase Agreement, dated November 15, 1998, between Ditech and Telinnovation.

     10.16*  Form of Indemnity Agreement to be entered between Ditech and its executive officers and directors.

     10.17*  Employment Agreement dated April 27, 1999, between Ditech and Marc Schwager.

     10.18*  Stock Purchase Agreement, dated as of September 15, 1997 between Ditech and William Hasler.

     10.19*  Form of option agreement under the 1997 Stock Option Plan.

     10.20*  Form of option agreement under the 1998 Stock Option Plan.

EXHIBIT
 NUMBER      DESCRIPTION OF DOCUMENT
-----------  ----------------------------------------------------------------------------------------------------
     10.21++ Patent License Agreement, dated as of August 13, 1999, between Ditech and Antec Corporation.

     16.1 *  Letter re: change in certifying accountant.

     23.1    Consent of PricewaterhouseCoopers LLP.

     23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

     24.1 ** Power of Attorney (See page II-5).

     27.1 ** Financial Data Schedule.


------------------------

* Incorporated by reference from the exhibits with corresponding numbers from the Registrant's Registration Statement (No. 333-75063), declared effective on June 9, 1999.


** Previously filed


+ Confidential treatment has been granted as to a portion of this exhibit pursuant to Rule 406 under the Securities Act. The confidential portion of such exhibit has been omitted and filed separately with the Commission.


++ Incorporated by reference from the exhibit with the corresponding number from the Registrant's Quarterly Report on Form 10-Q for the quarter ending July 31, 1999. Confidential treatment has been requested for a portion of this exhibit.